Exhibit 99.1

Essentium, A Disruptive Advanced Manufacturing Ecosystem Provider, to Become A Public
Company Through Merger with Atlantic Coastal Acquisition Corporation

•	Essentium is transforming the future landscape of both supply chains and manufacturing through sustainable solutions across multiple global industries

•	Essentium’s sustainable manufacturing solution eliminates over 70% of waste versus traditional manufacturing; on-site printing reduces heavy logistics requirement and limits carbon footprint

•	Marquee global customer base includes the U.S. Department of Defense (“DoD”), which offers a $20 billion revenue opportunity alone[1] out of an immediate total addressable market (“TAM”) of $209 billion

•	Essentium’s growing pipeline of more than 280 customers comprises approximately $3.4 billion in revenue opportunity

•	Highly advanced technology backed by an extensive intellectual property (“IP”) portfolio of more than 150 patents to date

•	Existing Essentium shareholders, including BASF SE (“BASF”), the world's largest chemical producer, are rolling over 100% of their equity into the combined company

•	The combined company is expected to have an implied pro forma enterprise value of $974 million, including $346 million in cash on the balance sheet following the transaction, assuming no redemptions and net of transaction expenses. All proceeds are expected to primarily fund organic growth initiatives

•	The transaction includes $345 million cash held in trust by Atlantic Coastal as well as a fully committed common stock PIPE of over $40 million anchored by strategic and institutional investors including BASF, Atalaya Capital Management LP (“Atalaya”) and Apeiron Investment Group (“Apeiron”), the private investment firm of entrepreneur and investor Christian Angermayer

•	The transaction also includes a commitment by an affiliate of Atalaya to co-tender for up to 10 million shares from redeeming stockholders at closing, and a forward purchase agreement by Atlantic Coastal for the same amount of shares

•	Transaction is expected to close around the end of the first quarter of 2022 and the combined company anticipates being listed on the Nasdaq under the ticker symbol “ADTV”

•	An investor webcast is scheduled for Wednesday, December 1, 2021 at 8:00 am EST

AUSTIN, Texas and NEW YORK, New York – December 1, 2021 – Essentium, Inc. (“Essentium” or the “Company”), a leading innovator of industrial additive manufacturing solutions, announced today that it has entered into a definitive business combination agreement with Atlantic Coastal Acquisition Corporation (NASDAQ: ACAH) (“Atlantic Coastal”). Upon completion of the transaction, which is expected to occur around the end of the first quarter of 2022, the combined company will retain the Essentium name and is expected to be traded on The Nasdaq Stock Market, LLC (“Nasdaq”) under the new ticker symbol “ADTV”.

Founded in 2013, Essentium is an advanced manufacturing ecosystem provider that develops industrial 3D printing solutions across systems, materials, software, and services to enable a new distributed and sustainable manufacturing footprint. The Company’s ecosystem cost-effectively addresses full-scale production runs, producing parts that can match the strength of injection molding at a very low total cost of ownership (“TCO”) compared to industry peers. Essentium’s ability to create high quality parts using best-in-class printing speeds, all while maintaining a disruptive TCO, has enabled the Company to unlock substantial value for additive manufacturing applications.

1 United States Department of Defense FY 2022 Budget Request and management estimates; Military Strategic Readiness budget defined as the portion of the overall DoD budget allocated to fund Joint Force strategic military readiness and preparedness through investments in modernizing capabilities across all branches of the Armed Forces.

“Essentium is transforming the future landscape of supply chains by delivering truly distributed, sustainable manufacturing and operating solutions within all contexts including the ability to operate successfully in contested logistics environments,” Blake Teipel, Ph.D., Chief Executive Officer of Essentium, said. “Fundamental deficits in our existing global supply chain models are being exacerbated by escalating obstacles such as trade imbalances and the global pandemic – all leading to protracted distribution bottlenecks. Today’s announcement represents a major milestone in our efforts to provide long-term, sustainable solutions for a new manufacturing paradigm that can meet these global challenges head-on. Essentium’s solution deploys regional, distributed production capabilities to enable supply chain transparency, and flexible inventory management at a highly competitive TCO, all while reducing waste and supporting a limited carbon footprint through on-site printing.”

“We launched Atlantic Coastal with an ESG-centric focus and a mandate to partner with a company that will transform the nature of international commerce, and we believe that Essentium, with its potential to change the global supply chain, is exactly that partner,” said Shahraab Ahmad, Chairman and Chief Executive Officer of Atlantic Coastal. “Blake and his experienced team have developed a deep technology moat, a product ecosystem validated by the DoD, and a razor/razor-blade model that delivers significant recurring revenue, supporting gross margin expansion and highly attractive unit economics.”

“We believe that following this transaction, Essentium will be extremely well-positioned for rapid growth as it further expands its ecosystem offerings, capitalizes on its line-of-sight sales pipeline, and executes on its M&A strategy as it continues to advance additive manufacturing as a public company,” said Tony Eisenberg, Chief Strategy Officer of Atlantic Coastal Acquisition Corp.

Christian Angermayer, advisor to Atlantic Coastal Acquisition Corp, added, “I am excited to be an investor in Essentium which will revolutionize additive manufacturing through its proprietary platform. They are driving transformative changes to the global supply chain and I look forward to seeing their growth as a public company.”

Essentium Investment Highlights

•	Highly advanced technology includes Essentium’s line of High Speed Extrusion (HSE™) 3D Printing Platforms, which are 5 to 15 times faster compared to incumbent extrusion additive manufacturing systems; Essentium’s transformational data capture abilities enable real-time capture of critical parameters via high-fidelity data streams at a rate that is on average 14 times faster per variable than traditional additive manufacturing

•	Currently serves a $209 billion TAM by meeting a range of commercial and mission critical use cases for its global machine tooling, jigs, fixtures, and thermoplastics offering, as well as relevant DoD applications

•	Marquee customer base that includes the U.S. DoD, Lockheed Martin Corporation and Ford Motor Company (“Ford”), among other aerospace and defense, government, and blue-chip industrial customers

•	Extensive IP portfolio across polymer and metal systems, processes, and materials, with more than 150 patents to date

•	Highly experienced management team with deep material science and supply chain backgrounds

Continuing to innovate beyond its lineup of polymer- and polymer-composite solutions, including its FlashFuse™ technology, Essentium is developing a suite of metal-additive systems designed to offer unique metallurgies and advanced microstructures for applications with demanding structural integrity. Essentium’s investment in metal additive solutions and new investment in digital manufacturing initiatives is expected to carve out incremental market opportunities for an all-in estimated $318 billion TAM.

Following the closing of the proposed transaction, Essentium will continue to be led by its existing management team including Dr. Blake Teipel, Chief Operating Officer Lars Uffhausen, and Interim Chief Financial Officer Jonathan Bailiff, and by an experienced Board of Directors including Burt Jordan, President of Atlantic Coastal Acquisition Corp. and a former executive at Ford.

Transaction Overview

The proposed business combination values the combined company at a $974 million pro forma enterprise value, at a price of $10.00 per share and assuming no redemptions by Atlantic Coastal shareholders, offering an attractive valuation of 4.6x Essentium’s projected 2023E Revenue of $212 million. The proposed transaction is expected to deliver up to $346 million of net proceeds to the Company, assuming no redemptions and net of transaction expenses, including a fully committed common stock PIPE of over $40 million at $10.00 per share led by institutional and strategic investors including BASF, Atalaya and Apeiron. Atlantic Coastal’s management team is also contributing $20 million to the PIPE.

Existing Essentium shareholders will roll over 100% of their equity into the combined company. Following the closing of the transaction, these shareholders are expected to hold approximately 64% of the issued and outstanding shares of common stock.

Atlantic Coastal and ACM ARRT VII C LLC, an affiliate of Atalaya, have agreed to conduct a joint tender offer for the shares held by Atlantic Coastal stockholders seeking to exercise redemption rights in connection with the closing of the proposed transaction. Subject to certain limitations, Atalaya has agreed to purchase the first 10 million shares tendered by stockholders exercising such redemption rights, while Atlantic Coastal will purchase any shares in excess of 10 million shares tendered for redemption. To the extent that the number of shares tendered by stockholders exercising redemption rights is fewer than 10 million shares, then (a) Atalaya will purchase any shares tendered by stockholders exercising redemption rights plus (b) Atalaya will purchase shares in a PIPE at $10.00 per share in an amount equal to the difference between 10 million shares minus the number of shares purchased by Atalaya in the tender offer. Subject to early settlement or termination under certain circumstances, Atlantic Coastal has agreed to purchase all of the shares acquired by Atalaya in the joint tender offer or PIPE at the redemption price pursuant to a forward purchase agreement, which provides for the purchase of such shares by Atlantic Coastal along with the related settlement of such forward purchase in cash or shares, at Atalaya’s election, occurring two years thereafter.

The boards of directors of both Essentium and Atlantic Coastal have each unanimously approved the proposed business combination, which is expected to be completed around the end of the first quarter of 2022, subject to, among other things, the approval by Atlantic Coastal’s shareholders of the proposed business combination, the concurrent PIPE transaction, satisfaction of the conditions stated in the definitive agreement and other customary closing conditions, including a registration statement on Form S-4 being declared effective by the U.S. Securities and Exchange Commission (the “SEC”), the receipt of certain regulatory approvals, and approval by Nasdaq to list the securities of the combined company.

Advisors

Jefferies is serving as exclusive financial advisor and capital markets advisor to Essentium and Latham & Watkins LLP is serving as legal advisor to Essentium. Moelis & Company LLC is serving as exclusive financial advisor to Atlantic Coastal, Cantor Fitzgerald & Co. is serving as lead capital markets advisor and private placement agent to Atlantic Coastal, BTIG, LLC and Needham & Company are serving as additional capital markets advisors and private placement agents to Atlantic Coastal, Farvahar Capital is serving as additional capital markets advisor to Atlantic Coastal, and Pillsbury Winthrop Shaw Pitman LLP is serving as legal advisor to Atlantic Coastal.

Webcast Information

An investor webcast with slides regarding the proposed merger can be accessed at 8:00 a.m. ET today, December 1, 2021 by visiting https://www.netroadshow.com/nrs/home/#!/?show=79077d65 or by visiting www.netroadshow.com and entering the deal entry code: Essentium7263 (not case-sensitive). This webcast, along with this press release and the investor presentation are available at www.essentium.com.

About Essentium, Inc.

Essentium, Inc. provides industrial 3D printing solutions that are disrupting traditional manufacturing processes by bringing product strength and production speed together, at scale, with a no-compromise engineering material set. Essentium manufactures and delivers innovative industrial 3D printers, materials, software, and services, enabling the world’s top manufacturers to bridge the gap between 3D printing and machining and embrace the future of advanced manufacturing. Essentium is AS9100D certified and ITAR registered. For more information, visit www.essentium.com.

About Atlantic Coastal Acquisition Corp.

Atlantic Coastal Acquisition Corp. (NASDAQ: ACAH) is a $345 million special purpose acquisition company focusing on the businesses in the mobility sector. For more information, please visit www.atlanticcoastalacquisition.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination (the “Proposed Business Combination”) between Essentium and Atlantic Coastal, including statements regarding the benefits of the Proposed Business Combination, the anticipated timing of the Proposed Business Combination, the services offered by Essentium and the markets in which it operates, and Essentium’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Atlantic Coastal’s securities, (ii) the risk that the acquisition by Essentium, Inc. of each of Compass AC Holdings, Inc. and Whizz Systems, Inc. may not be completed in a timely manner or at all, (iii) the risk that the Proposed Business Combination may not be completed by Atlantic Coastal’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Atlantic Coastal, (iv) the failure to satisfy the conditions to the consummation of the Proposed Business Combination, including the receipt of the requisite approvals of Atlantic Coastal’s shareholders and Essentium’s stockholders, respectively, the satisfaction of the minimum trust account amount following redemptions by Atlantic Coastal’s public shareholders and the receipt of certain governmental and regulatory approvals, (v) the lack of a third party valuation in determining whether or not to pursue the Proposed Business Combination, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger, (vii) the effect of the announcement or pendency of the Proposed Business Combination on Essentium’s business relationships, performance, and business generally, (viii) risks that the Proposed Business Combination disrupts current plans of Essentium and potential difficulties in Essentium employee retention as a result of the Proposed Business Combination, (ix) the outcome of any legal proceedings that may be instituted against Essentium or against Atlantic Coastal related to the agreement and plan of merger or the Proposed Business Combination, (x) the ability to maintain the listing of Atlantic Coastal’s securities on The Nasdaq Stock Market LLC, (xi) the price of Atlantic Coastal’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Essentium plans to operate, variations in performance across competitors, changes in laws and regulations affecting Essentium’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Business Combination, and identify and realize additional opportunities, (xiii) the impact of the global COVID-19 pandemic, (xiv) the enforceability of Essentium’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security, (xv) the ability of Essentium to protect the intellectual property and confidential information of its customers, (xvi) the risk of downturns in the highly competitive additive manufacturing industry, and (xviii) other risks and uncertainties described in Atlantic Coastal’s registration statement on Form S-1 (File No. 333-253003), which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2021 (the “Form S-1”), and its subsequent Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Form S-1, Quarterly Reports on Form 10-Q, the Registration Statement (as defined below), the proxy statement/prospectus contained therein, and the other documents filed by Atlantic Coastal from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Essentium and Atlantic Coastal assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Neither Essentium nor Atlantic Coastal gives any assurance that either Essentium or Atlantic Coastal, respectively, will achieve its expectations.

Additional Information and Where to Find It

In connection with the Potential Business Combination, Atlantic Coastal will file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a preliminary proxy statement to be distributed to holders of Atlantic Coastal’s ordinary shares in connection with Atlantic Coastal’s solicitation of proxies for the vote by Atlantic Coastal’s shareholders with respect to the Proposed Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of securities to be issued to Essentium stockholders in connection with the Proposed Business Combination. After the Registration Statement has been filed and declared effective, Atlantic Coastal will mail a definitive proxy statement, when available, to its shareholders. The Registration Statement will include information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Atlantic Coastal’s shareholders in connection with the Potential Business Combination. Atlantic Coastal will also file other documents regarding the Proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of Atlantic Coastal and Essentium are urged to read the Registration Statement, the proxy statement/prospectus contained therein, and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Business Combination as they become available because they will contain important information about the Proposed Business Combination.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Atlantic Coastal through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by Atlantic Coastal may be obtained free of charge from Atlantic Coastal’s website at www.Atlantic Coastalv.io or by written request to Atlantic Coastal at Atlantic Coastal Acquisition Corp., 6 St Johns Lane, Floor 5, New York, NY 10013.

Participants in the Solicitation

Atlantic Coastal and Essentium and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Atlantic Coastal’s shareholders in connection with the Proposed Business Combination. Information about Atlantic Coastal’s directors and executive officers and their ownership of Atlantic Coastal’s securities is set forth in Atlantic Coastal’s filings with the SEC. To the extent that holdings of Atlantic Coastal’s securities have changed since the amounts printed in the Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Proposed Business Combination may be obtained by reading the proxy statement/prospectus regarding the Proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This press release shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination. This press release shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of Atlantic Coastal, Essentium or the combined company, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Essentium Investor Relations

IR@Essentium.com

Essentium Media Relations

PR@Essentium.com

Atlantic Coastal Acquisition Corp.

Tony Eisenberg

Tony@atlanticcoastalacquisition.com